Exhibit 10.1

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 10, 2025, by and among Enova International, Inc., a Delaware corporation (“Enova”), Grasshopper Bancorp, Inc., a Delaware corporation (“Grasshopper”), and the undersigned stockholder [and director][and executive officer] of Grasshopper (each such undersigned, as to himself, herself or itself, “Stockholder”).

RECITALS

A.
Concurrently with the execution of this Agreement, Enova and Grasshopper are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Grasshopper will merge with and into Enova (the “Merger”), with Enova as the surviving corporation in the Merger, and, immediately thereafter, an interim national bank and wholly owned subsidiary of Enova to be formed following the date hereof (“Enova Interim Bank”) will merge with and into Grasshopper Bank, a national bank and wholly owned subsidiary of Grasshopper (“Grasshopper Bank”, and together with Grasshopper, “Grasshopper Group”), with Grasshopper Bank as the surviving bank.
B.
As of the date hereof, Stockholder [is a [director][officer] of Grasshopper and] has Beneficial Ownership (as defined below) of, in the aggregate, those shares of Grasshopper Common Stock set forth on the signature page hereto executed by Stockholder (collectively, the “Existing Shares”), which, by virtue of the Merger, will be converted, pursuant to the Merger Agreement, into the right to receive the Merger Consideration, and therefore the Merger is expected to be of substantial benefit to Stockholder.
C.
As a condition and inducement to Enova entering into the Merger Agreement, Enova has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.
D.
Stockholder understands and acknowledges that Grasshopper and Enova are entitled to rely on (i) the truth and accuracy of Stockholder’s representations and warranties contained herein and (ii) Stockholder’s performance of the obligations set forth herein.
E.
Other Persons, as a condition and inducement to Enova entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar voting agreements.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and other agreements contained in the Merger Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as set forth herein.

1.
Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. If the terms of this Agreement conflict in any way with the terms of the Merger Agreement, then the terms of the Merger Agreement shall control.
1.1
“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with such Person.
1.2
“Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any Contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any Contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.
1.3
“Control” (including the terms “Controlling”, “Controlled by” and “under common Control with”), with respect to the relationship between or among two or more Persons, means (a) the ownership, control, or power to vote 25% or more of any class of voting securities of the other Person, (b) control in any manner of the election of a majority of the directors, trustees, managing members or general partners of the other Person, or (c) the possession, directly or indirectly, of the power to exercise a controlling influence over the management or policies of the other Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.
1.4
“Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of such security.
1.5
“Covered Shares” means (a) prior to the Effective Time, Stockholder’s Existing Shares, together with any shares of Grasshopper Common Stock or other capital stock of Grasshopper and any securities convertible into or exercisable or exchangeable for shares of Grasshopper Common Stock or other capital stock of Grasshopper, in each case that Stockholder acquires Beneficial Ownership of on or after the date hereof and (b) after the Effective Time, any shares of Enova Common Stock that Stockholder receives as part of the Merger Consideration, together with any shares of Enova Common Stock or other capital stock of Enova and any securities convertible into or exercisable or exchangeable for shares of Enova Common Stock or other capital stock of Enova, in each case that Stockholder acquires Beneficial Ownership of on or after the Effective Time. Covered Shares shall not include those shares of Grasshopper Common

Stock, or Enova Common Stock, as applicable, over which Stockholder may exercise voting or investment power as a fiduciary.
1.6
“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, voting trust or agreement, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).
1.7
“Expiration Time” means the earlier of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with Article 9 of the Merger Agreement and (c) the termination of this Agreement as it applies to a Stockholder by mutual consent of Enova and such Stockholder.
1.8
“Family Member” means the spouse of Stockholder, an immediate family member of Stockholder or an immediate family member of Stockholder’s spouse, in each case living in Stockholder’s household or whose principal residence is Stockholder’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship, employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.
1.9
“Permitted Transfer” means a Transfer (a) as the result of the death of Stockholder by Stockholder to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of Stockholder, (b) to Grasshopper in connection with the vesting, settlement or exercise of Grasshopper equity awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Enova equity awards, the exercise price thereon, (c) as is otherwise permitted by Enova in its sole discretion, (d) by operation of Law, (e) to Affiliates (including trusts) and Family Members in connection with estate and tax planning purposes, (f) to any other stockholder and director and/or executive officer of Grasshopper who has executed a copy of this Agreement on the date hereof, or (g) that does not involve a disposition for value; provided, that in the case of the foregoing clauses (a), (b), (d), (e), (f) and (g), prior to the effectiveness of such Transfer, such transferee executes and delivers to Enova and Grasshopper an agreement that is identical to this Agreement or such other written agreement, in form and substance acceptable to Enova, to assume all of Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as Stockholder shall have made hereunder.
1.10
“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or Beneficial Ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each Contract, arrangement or understanding, whether or not in writing, to effect any of the foregoing (other than a proxy for the purpose of voting Stockholder’s Covered Shares in accordance with Section 2.1 hereof).
2.
Agreement to Vote.
2.1
Stockholder hereby irrevocably and unconditionally agrees that, prior to the Expiration Time, at every meeting of Grasshopper’s Stockholders, however called, including any adjournment or postponement thereof, and in connection with any written consent of stockholders of Grasshopper, Stockholder shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of Stockholder and that the Covered Shares are entitled to vote thereon or consent thereto: (a) appear at each such meeting or otherwise cause the Covered Shares as to which Stockholder has the right to vote to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which Stockholder controls the right to vote: (i) in favor of the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, and any actions required in furtherance thereof; and (ii) against (A) any Acquisition Proposal, (B) any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Grasshopper under the Merger Agreement, and (C) any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal submitted for the vote or written consent of the stockholders of Grasshopper that is intended or would reasonably be expected to impede, interfere with, prevent, delay, postpone, discourage, frustrate the purposes of or adversely affect the Mergers or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by Grasshopper of its obligations under the Merger Agreement. Stockholder shall not make any statement, written or oral, to the effect that he, she or it does not support the Merger or that other Stockholders of Grasshopper should not support the Merger.
2.2
Stockholder hereby covenants and agrees that, except for this Agreement, Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust or any other Contract with respect to any of the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, Consent or power of attorney with respect to any of the Covered Shares, except any proxy, Consent or power of attorney to carry out the intent of this Agreement, (c) shall not commit any act, except for Permitted Transfers, that could restrict or affect his, her or its legal power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by Stockholder, or otherwise reasonably expected to prevent, delay or disable Stockholder from performing any of his or her obligations under this Agreement, and (d) has not taken and shall not take any action that would reasonably be expected to make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of impeding, preventing, delaying, postponing, discouraging, interfering with, disabling or adversely affecting Stockholder’s performance of any of his, her or its obligations under this Agreement.

2.3
Prohibition on Transfers; Other Actions.
(a)
Prior to the Expiration Time and during the period commencing as of the Effective Time and continuing to and including the 270th day after the Closing Date, Stockholder shall not (and will cause any Family Member not to): (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, Stockholder’s representations, warranties, covenants and obligations under this Agreement (including with respect to any proposed Transfer); (iii) except as otherwise permitted by this Agreement or required by Order, take any action that could restrict or otherwise affect Stockholder’s legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by Stockholder or otherwise comply with and perform Stockholder’s covenants and obligations under this Agreement; or (iv) publicly announce any intention to do any of the foregoing ((i) through (iv) collectively, the “Lock-Up”). Any Transfer in violation of this provision shall be void. Following (x) the date hereof, Grasshopper, and (y) the Effective Date, Enova, shall notify its transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares.
(b)
Stockholder understands and agrees that if Stockholder or any Family Member of Stockholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Covered Shares other than in compliance with this Agreement, Grasshopper or Enova, as applicable, shall not, and Stockholder hereby unconditionally and irrevocably instructs Grasshopper or Enova, as applicable, to not (A) permit such Transfer on its books and records, (B) issue a new certificate representing any of the Covered Shares, unless and until Stockholder shall have complied with the terms of this Agreement or (C) record such vote unless and until Stockholder shall have complied with the terms of this Agreement.
(c)
The restrictions set forth in Section 2.3(a) shall not apply with respect to a Permitted Transfer; provided, that no filing by any party to the Permitted Transfer under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer other than a filing of a Form 5 made after the Effective Time or Lock-Up Period, if applicable. Stockholder agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Section 2.3(c), it will give notice thereof to Enova and will not consummate such transaction or take any such action unless it has received prior written consent from Enova.
(d)
Subject to Stockholder’s compliance with the terms of this Agreement, (A) as of the 90th day after the Closing Date (the “First Release Date”), the Lock-Up set forth in Section 2.3(a) shall not apply with respect to 33% of the Covered Shares as of that date that are subject to the Lock-Up, (B) as of the 180th day after the Closing Date (the “Second Release Date”), the Lock-Up set forth in Section 2.3(a) shall not apply with respect to 66% of the Covered Shares as of that date that are subject to the Lock-Up as of the Effective Time, and (C) as of the 270th day after the Closing Date (the “Third Release Date”), the Lock-Up set forth in Section 2.3(a) shall cease to apply with respect to all Covered Shares.

2.4
Certain Events. Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares and shall be binding upon any Person to which legal or Beneficial Ownership of the Covered Shares shall pass, whether by operation of Law or otherwise, including Stockholder’s successors or assigns. In the event of a stock split, stock dividend, merger (other than the Merger), exchange, reorganization, recapitalization or distribution, or any change in the capital structure of Grasshopper affecting the Grasshopper Common Stock, or Enova affecting the Enova Common Stock, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such additional securities of Grasshopper or Enova and any securities into which or for which any or all of such securities may be changed or exchanged or which are received in such transaction.
2.5
Notice of Acquisitions. Stockholder hereby agrees to notify Grasshopper and Enova as promptly as practicable (and in any event within two Business Days after receipt) in writing of (a) any additional shares of Grasshopper Common Stock or other securities of Grasshopper, or of Enova Common Stock or other securities of Enova, of which Stockholder acquires Beneficial Ownership on or after the date hereof (including the number thereof) and (b) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein.
2.6
Acquisition Proposals. Until the Expiration Time, Stockholder (in Stockholder’s capacity as such) shall not, and shall use his or her reasonable best efforts to cause his or her Affiliates and each of their respective Representatives not to, directly or indirectly, (a) solicit, initiate, seek, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal; (b) engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person any confidential or nonpublic information or data in connection with, or afford access to the business, personnel, Assets or Books and Records of the Grasshopper Entities, in connection with, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal; (c) adopt, approve, endorse, recommend, agree to or accept, or propose to adopt, approve, endorse, recommend, agree to or accept, any Acquisition Proposal; (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (e) initiate a stockholders’ vote or action by consent of Grasshopper’s stockholders with respect to an Acquisition Proposal; (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Grasshopper that takes any action in support of an Acquisition Proposal; or (g) encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement. In the event Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Stockholder shall promptly inform Grasshopper, and Grasshopper shall inform Enova as contemplated by Section 7.2(c) of the Merger Agreement, as to any such matter and the details thereof to the maximum extent possible without violating his, her or its duties. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 2.6 by any Affiliate or Representative of Stockholder shall constitute a breach of this Section 2.6 by Stockholder.
2.7
Non-Solicitation and Non-Disparagement.
(a)
[Stockholder hereby covenants and agrees that, for a period commencing on the Closing Date and terminating on the first anniversary of the Closing Date (the “Restricted Period”), Stockholder shall not directly or indirectly (including through any Person Stockholder may be engaged by as an employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity) without Enova’s prior written consent (other than for the benefit of Enova or its Affiliates), solicit, call upon, communicate with or attempt to communicate (whether by mail, telephone, electronic mail, personal meeting or any other means, excluding general solicitations of the public that are not based in whole or in part on any list of customers of Grasshopper, Grasshopper Bank, the Surviving Corporation, the Surviving Bank or any of their respective Affiliates) with any Person that is or was a customer of Grasshopper or any of its Affiliates (including Grasshopper Bank) during the one-year period preceding the Closing Date for the purpose of engaging in opportunities related to a business which is directly or indirectly Competitive with the business of the Grasshopper Group. For purposes of this Agreement, a business will be deemed “Competitive” with the Grasshopper Group if it performs any of the services or manufactures or sells any products of the same type provided or offered by the Grasshopper Group or if it performs any other services and/or engages in the marketing, production, manufacture, distribution or sale of any product or service similar to the services or products which were performed, produced, marketed, manufactured, distributed, sold, under development or planned by the Grasshopper Group during Stockholder’s affiliation with the Grasshopper Group, or which could substitute for such products or services, including, without limitation, the business of commercial banking.
(b)
Stockholder hereby covenants and agrees that during the Restricted Period, Stockholder shall not directly or indirectly, as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without Enova’s prior written consent, employ, engage, recruit, hire, solicit or induce, or cause others to solicit or induce, for employment or engagement, any employee of Grasshopper or its Affiliates (including Grasshopper Bank) from and after the date hereof (excluding (i) general solicitations of the public that are not based on any list of, or directed at, employees of Grasshopper or its Affiliates (including Grasshopper Bank), (ii) solicitations of any employee who was terminated by Grasshopper or its Affiliates (including Grasshopper Bank) following the Closing Date or, with the prior written consent of Enova, prior to the Closing Date, and, in each case, prior to the time of the hire or solicitation for hire), and (iii) solicitations of any employee who resigned from employment with Grasshopper or its Affiliates at least six months prior to the time of the hire or solicitation for hire).]
(c)
Stockholder hereby covenants and agrees that during the Restricted Period, Stockholder shall not directly or indirectly (including through any Person Stockholder may be engaged by as an employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity) without Enova’s prior written consent (other than for the benefit of Enova or its Affiliates), knowingly interfere with or damage (or attempt to interfere with or damage) any relationship between Grasshopper, Grasshopper Bank, the Surviving Corporation, the Surviving Bank or any of their respective Affiliates and any Person that is or was a customer, supplier, licensee, licensor, franchisee or other business relations of Grasshopper or any of its

Affiliates (including Grasshopper Bank) during the one-year period preceding the Closing Date (including making, publishing or communicating any negative, defamatory or disparaging statements, remarks or comments concerning or alluding to Grasshopper, Grasshopper Bank, the Surviving Corporation, the Surviving Bank or any of their respective Affiliates or any of their respective officers or employees or other associated third parties or make any maliciously false statements about Grasshopper, Grasshopper Bank, the Surviving Corporation, the Surviving Bank or any of their respective Affiliates or any of their respective employees and officers); provided that, nothing in this Section 2.7(c) shall be deemed to prohibit Stockholder from making any statements, remarks, or comments (a) required by Law, or (b) in connection with any Litigation.
2.8
Waiver of Appraisal Rights. Stockholder irrevocably waives and agrees not to exercise any appraisal rights or dissenters’ rights in respect of the Covered Shares that may arise in connection with the Merger and agrees not to commence, participate in, assist or knowingly encourage in any way any action to seek (or file any petition related to) appraisal rights or dissenters’ rights in connection with the Merger, including pursuant to Section 262 of the DGCL.
2.9
Irrevocable Consent. Stockholder agrees that Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Litigation, in law or in equity, in any court or before any Regulatory Authority, that (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the consummation of the Merger and the other transactions contemplated by the Merger Agreement or (b) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with any other voting or stockholder agreements and the Proxy Statement/Prospectus, breaches any duty of the board of directors of Grasshopper or any member thereof or of any holder of Grasshopper capital stock or other Grasshopper securities.
2.10
Reasonable Efforts. On the terms and subject to the conditions of this Agreement, Stockholder agrees to execute and deliver such additional documents as Enova may reasonably request and use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby as promptly as practicable. Without limiting the foregoing, Stockholder shall execute and deliver to Enova and any of its designees any proxies reasonably requested by Enova with respect to Stockholder’s voting obligations under this Agreement.
2.11
Disclosure. Stockholder hereby authorizes Enova and Grasshopper to publish and disclose in any announcement or disclosure required by applicable Law and in the Proxy Statement/Prospectus, Stockholder’s identity and ownership of the Covered Shares and the nature of Stockholder’s obligation under this Agreement.
3.
Agreements of Enova. Enova hereby covenants and agrees that during the Restricted Period, Enova shall not knowingly make, publish, or communicate any negative, defamatory or disparaging statements, remarks or comments which are untrue about Stockholder, or any of its Affiliates or any of their respective directors or officers or make any maliciously false statements about Stockholder, or any of its Affiliates or any of their respective directors or officers; provided that, that nothing in this Section 3 shall be deemed to prohibit Enova from making any statements, remarks or comments (a) permitted under the Merger Agreement, (b) required by Law or the rules or regulations of any securities exchange, (c) regarding any employees of Enova or any of its subsidiaries, in ordinary course performance evaluations, or (d) in connection with any Litigation.
4.
Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Enova and Grasshopper as follows, which representations and warranties are accurate in all respects as of the date hereof, and will be accurate in all respects as of the Closing Date, the First Release Date, the Second Release Date, and the Third Release Date as if made on each such date (provided that representations and warranties which are confined to a specified date shall speak only as of such date):
4.1
Ownership of Securities. As of the date hereof, except for the Covered Shares, Stockholder is not the Beneficial Owner or registered owner of any other shares of Grasshopper Common Stock or rights to acquire Grasshopper Common Stock. The Existing Shares are, and all of the Covered Shares owned by Stockholder following the date hereof will be, Beneficially Owned and owned of record by Stockholder except to the extent such Covered Shares are transferred after the date hereof pursuant to a Permitted Transfer. Following the date hereof, Stockholder has and will have good and marketable title to the Covered Shares, free and clear of any Encumbrances other than those imposed by applicable Securities Laws. Stockholder has and will have at all times sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by Stockholder at all times. Stockholder has possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than Covered Shares held in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the other transactions contemplated by the Merger Agreement. Stockholder’s principal residence or place of business is set forth on the signature page hereto.
4.2
Power, Authorization and Validity. If Stockholder is an entity (including a trust), Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Stockholder is a U.S. Person. Stockholder has all requisite power and authority (if Stockholder is an entity) or legal capacity (if Stockholder is a natural Person) to enter into this Agreement, and to perform Stockholder’s obligations under this Agreement. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action, if any, on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Laws affecting the rights of creditors generally and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.
4.3
No Conflict. The execution and delivery by Stockholder of this Agreement and Stockholder’s performance of Stockholder’s obligations under this Agreement will not: (i) result in the creation of any Encumbrances (other than Encumbrances created pursuant hereto) on any of the Covered Shares or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) if Stockholder is an entity, any provision of the organizational documents of Stockholder, each as currently in effect, (B) any Contract to which Stockholder is a party or by which Stockholder or any of the Covered Shares is bound or affected or (C) any Laws.
4.4
No Consents. No consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Regulatory Authority or other Person is necessary or required to be made or obtained by Stockholder to enable Stockholder to lawfully execute and deliver, enter into, and perform his, her or its obligations under this Agreement.
4.5
Legal Proceedings. As of the date hereof, there is no Litigation pending or, to the knowledge of Stockholder, threatened against or affecting Stockholder or any of its, his or her Affiliates that would reasonably be expected to restrict, prohibit, prevent or impair the ability of Stockholder to perform it, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
4.6
No Brokers. No broker, finder, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Stockholder.
4.7
Tax Matters. Stockholder has had an opportunity to review with his, her or its own tax advisors the tax consequences of the Merger and the transactions contemplated by the Merger Agreement. Stockholder understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations made by Enova, Grasshopper or any of their agents or representatives. Stockholder understands that Stockholder (and not Enova or Grasshopper) shall be responsible for any tax Liability of Stockholder that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement.
4.8
Reliance by Enova and Grasshopper. Stockholder understands and acknowledges that Enova and Grasshopper are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.
5.
Representations and Warranties of Enova. Enova hereby represents and warrants to Stockholder as follows, which representations and warranties are accurate in all respects as of the date hereof, and will be accurate in all respects as of the Closing Date, the First Release Date, the Second Release Date, and the Third Release Date as if made on each such date (provided that representations and warranties which are confined to a specified date shall speak only as of such date):
5.1
Power; Binding Agreement. Enova has all requisite power and authority to enter into this Agreement. The execution and delivery of this Agreement by Enova have been duly authorized by all necessary action, if any, on the part of Enova. This Agreement has been duly executed and delivered by Enova and constitutes a valid and binding obligation of Enova, enforceable against Enova in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Laws affecting the rights of creditors generally and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

5.2
No Conflict. The execution and delivery by Enova of this Agreement and Enova’s performance of Enova’s obligations under this Agreement will not conflict with, or result in any violation of or default under any provision of the organizational documents of Enova, each as currently in effect.
6.
Representations and Warranties of Grasshopper. Grasshopper hereby represents and warrants to Stockholder as follows, which representations and warranties are accurate in all respects as of the date hereof, and will be accurate in all respects as of the Closing Date, the First Release Date, the Second Release Date, and the Third Release Date as if made on each such date (provided that representations and warranties which are confined to a specified date shall speak only as of such date):
6.1
Power; Binding Agreement. Grasshopper has all requisite power and authority to enter into this Agreement. The execution and delivery of this Agreement by Grasshopper have been duly authorized by all necessary action, if any, on the part of Grasshopper. This Agreement has been duly executed and delivered by Grasshopper and constitutes a valid and binding obligation of Grasshopper, enforceable against Grasshopper in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Laws affecting the rights of creditors generally and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.
6.2
No Conflict. The execution and delivery by Grasshopper of this Agreement and Grasshopper’s performance of Grasshopper’s obligations under this Agreement will not conflict with, or result in any violation of or default under any provision of the organizational documents of Grasshopper, each as currently in effect.
7.
Waiver; Termination and Release.
7.1
To the extent any of the Covered Shares are shares of non-voting Grasshopper Common Stock, Stockholder hereby agrees and acknowledges that each such share of non-voting Grasshopper Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration as set forth in the Merger Agreement, and Stockholder hereby waives any right to receive non-voting securities in connection with the Merger or the other transactions contemplated by the Merger Agreement pursuant to Section A-1(6) of Grasshopper’s Certificate of Incorporation.
7.2
Subject to and effective upon the Closing, Stockholder, on behalf of itself and each of its Affiliates, and Grasshopper hereby terminate the Shareholder Rights Agreement entered into by and among Grasshopper and [●], dated [●] (the “Stockholder Rights Agreement”) in all respects, and the Stockholder Rights Agreement and all provisions therein shall be of no further force and effect from and after the consummation of the Merger, including any provision thereof that, pursuant to the terms of the Stockholder Rights Agreement, would otherwise survive the termination of the Stockholder Rights Agreement, provided, however, that Stockholder’s and its Affiliates’ confidentiality obligations in Section 3(g) (Confidentiality) thereof shall survive the Closing for a period of one year after the date hereof.
7.3
Subject to and effective upon the Closing, Stockholder, on behalf of itself and each of its Affiliates, and each of its current and former officers, directors, employees, partners,

members, advisors, successors and assigns (collectively, the “Releasing Parties”), hereby irrevocably and unconditionally (a) releases and forever discharges Grasshopper, Enova, and each of their respective past, present and future successors, predecessors, assigns, directors, managers, officers, employees, agents, partners, members, affiliates (corporate or otherwise), equityholders, parent companies, controlling persons, family members, and legal representatives (collectively, the “Released Parties”), of and from any and all losses, liabilities, damages, obligations, suits, claims, debts, accounts, covenants, contracts, causes of action, proceedings and judgments of any kind, arising out of, in connection with or relating to the Stockholder Rights Agreement, in each case, whether in law, equity or otherwise, known or unknown, suspected or unsuspected (including any fiduciary duty claims against the Released Parties) that any Releasing Party now has, has had or could have asserted against any of the Released Parties on or prior to the date hereof (“Claims and Losses”) and (b) waives any and all rights and Claims and Losses it has or may have now or in the future against the Released Parties arising under or in respect of any breaches of the Stockholder Rights Agreement.
8.
Miscellaneous.
8.1
Termination. This Agreement shall remain in effect until the earlier to occur of (a) the termination of the Merger Agreement in accordance with Article 9 of the Merger Agreement, (b) the valid termination of this Agreement as it applies to a Stockholder by mutual written consent of Enova and such Stockholder, and (c) the Third Release Date; provided, that the provisions of this Section 8 shall survive any termination of this Agreement and Section 2.7 shall survive in accordance with its terms only if this Agreement terminates pursuant to clause (c) (and not clauses (a) or (b)) of this Section 8. Notwithstanding the foregoing, nothing herein shall relieve or otherwise limit any party of liability for fraud, or willful or intentional breach of this Agreement.
8.2
No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Enova or Grasshopper any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder, and Enova or Grasshopper shall not have any authority to direct Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
8.3
Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, return receipt requested, or by courier or overnight carrier, or by email (with confirmed receipt) to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered; provided, that delivery by email shall be deemed delivered when transmitted if transmitted prior to 6:00 p.m. Central Time, and, if not, the next Business Day:

Enova:

Enova International, Inc.

175 West Jackson Blvd., Suite 600

Chicago, Illinois 60604

Attention: General Counsel

Email: [***]

Copy to Counsel (which shall not constitute notice):

Covington & Burling LLP
One CityCenter

850 Tenth Street, NW

Washington, DC 20001
Attention: Charlotte May; Allison Schiffman

Email: cmay@cov.com; aschiffman@cov.com

Grasshopper: Grasshopper Bancorp, Inc.

261 5th Avenue, Suite 610

New York, NY 10016
Attention: Michael Butler, CEO
Telephone: [***]
Email: [***]

Copy to Counsel (which shall not constitute notice):

Squire Patton Boggs (US) LLP

201 East Fourth Street, Suite 1900

Cincinnati, Ohio 45202

Attention: James Barresi

Email: james.barresi@squirepb.com

if to Stockholder, at the address set forth below Stockholder’s signature on the signature page executed by Stockholder, or such other address for Stockholder on file with Enova.

8.4
Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties hereto. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The word “or” shall not be exclusive and “any” means “any and all.” “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”. The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.
8.5
Headings. The captions and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Sections shall mean and refer to the referenced Sections of this Agreement.

8.6
Counterparts; Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by electronic means, including by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of electronic means, including e-mail delivery of a “.pdf” format data file, to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic means, including e-mail delivery of a “.pdf” format data file, as a defense to the formation of a contract and each party hereto forever waives any such defense.
8.7
Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.
8.8
Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a)
The parties agree that this Agreement shall be governed by and construed in all respects in accordance with, and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Laws of the State of Delaware without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.
(b)
Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts XE "Chosen Courts" ”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 8.3.
(c)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.
8.9
Amendments; Waivers. To the extent permitted by Law, this Agreement may be amended or waived by a subsequent writing signed by each of the parties upon the approval of each of the parties. The parties hereto may, to the extent permitted by Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with an obligation, covenant, agreement or condition. No failure or delay by any party hereto in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.
8.10
Enforcement of Agreement. The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties waives any defense in any action for specific performance that a remedy at law would be adequate.
8.11
Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
8.12
Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.
8.13
Third Party Beneficiaries. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no Consent, approval or agreement of any third party beneficiary will be required to amend, modify or waive any provision of this Agreement.
8.14
Stockholder Capacity. Notwithstanding any other provision contained in this Agreement, this Agreement applies solely to Stockholder in Stockholder’s capacity as a stockholder of Grasshopper and Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of Grasshopper or any subsidiary of Grasshopper (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to Grasshopper or Grasshopper’s stockholders.
8.15
Expenses. Each of the parties hereto shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Enova International, Inc.: By:_________________________ Name: Title:
Grasshopper Bancorp, Inc.: By:_________________________ Name: Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Stockholder:
________________________________ (Print Name of Stockholder)
________________________________ (Signature)
________________________________ (Print name and title if signing on behalf of an entity)
________________________________ (Print Address)
________________________________ (Print Address)
________________________________ (Print Telephone Number)
________________________________ (Print E-mail Address)
________________________________ (Social Security or Tax I.D. Number)

Shares beneficially owned on the date hereof (collectively, the Existing Shares):

_________ shares of Grasshopper Common Stock

[Signature Page to Voting Agreement]